Exhibit 11

                         CONSENT OF INDEPENDENT AUDITORS


   The Shareholders and Board of Directors
   The Hennessy Funds, Inc.

   We consent to the use of our report incorporated herein by reference and to the reference to our Firm under the headings "General Information" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.



   /s/ KPMG PEAT MARWICK LLP

   Milwaukee, Wisconsin
   April 15, 1998